UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2011
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, California 92617

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 8.01 Other Events.
As previously disclosed on March 23, 2011, pursuant to a Stipulation and Agreement of Settlement dated March 18, 2011, the remaining defendants in the federal consolidated derivative action captioned In Re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx) entered into a settlement which, upon court approval, will resolve the remaining litigation. On March 24, 2011, the United States District Court for the Central District of California entered an order preliminarily approving the settlement. A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for May 16, 2011. Additional information concerning the hearing and terms of the proposed settlement can be found in the Notice of Proposed Settlement attached hereto as Exhibit 99.1. The notice and other documents pertaining to the proposed settlement are also available at www.broadcom.com/investors. The inclusion of Broadcom’s Internet address in this Report does not include or incorporate by reference into this Report any information on Broadcom’s website.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 — Notice of Proposed Settlement of Shareholder Derivative Action and Hearing (In Re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2011	BROADCOM CORPORATION, a California corporation
	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President and Chief Financial Officer